Exhibit 23.3

  TBPE REGISTERED ENGINEERING FIRM F-1580FAX (713) 651-0849

   1100 LOUISIANA STREET    SUITE 4600HOUSTON, TEXAS 77002-5294TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in the Registration Statements:

1.	Registration Statement (Form S-3 No. 333-186129) of Goodrich Petroleum Corporation,
2.	Registration Statement (Form S-4 No. 333-178967) of Goodrich Petroleum Corporation,
3.	Registration Statement (Form S-8 No. 333-120427) pertaining to the 1995 Stock Option Plan of Goodrich Petroleum Corporation, and
4.	Registration Statement (Form S-8 No. 333-138156) pertaining to the 2006 Long-Term Incentive Plan of Goodrich Petroleum Corporation.

of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Item 1 and 2. Business and Properties – Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 and to the inclusion of our report dated January 21, 2015 in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

February 27, 2015